EXHIBIT 10.5

FIRST AMENDMENT

TO THE
FIRST FEDERAL SAVINGS BANK OF THE MIDWEST

SUPPLEMENTAL EMPLOYEES’ INVESTMENT PLAN FOR SALARIED EMPLOYEES

THIS AMENDMENT (the “Amendment”) to the First Federal Savings Bank of the Midwest Supplemental Employees’ Investment Plan for Salaried Employees (the “Plan”) is hereby adopted on the 29th day of January, 2007 by MetaBank (formerly known as First Federal Savings Bank of the Midwest).

RECITALS

WHEREAS, First Federal Savings Bank of the Midwest adopted the Plan effective October 1, 1993 for the benefit of a select group of senior management personnel;

WHEREAS, First Federal Savings Bank of the Midwest subsequently became known as MetaBank (the “Company”);

WHEREAS, Section 7.1 of the Plan authorizes the Company to amend the Plan by action of its Board of Directors; and

WHEREAS, the Company now desires to amend the Plan to comply with final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, the Company hereby amends the Plan, generally effective January 1, 2008, as follows:

Section 5.1 is amended to read as follows:

5.1 Distribution.  All amounts credited to a Participant’s Supplemental Account, including gains and losses credited in accordance with Section 4.1 of the Plan, shall be distributed to or with respect to the Participant upon the Participant’s separation from service (as defined in Treasury Regulation Section 1.409A-1(h)) with the Company and all affiliates thereof for any reason including death.  Such amounts shall be distributed in a lump sum cash payment within ninety (90) days after the date of the Participant’s separation from service; provided, however, that if the Participant is a “specified employee” (as such term is defined in Code Section 409A and the regulations or other guidance in effect thereunder) on the date of his or her separation from service, the amounts in the Participant’s Supplemental Account shall be paid in a lump sum on the six-month anniversary of the date of his or her separation from service (or, if earlier, as soon as administratively feasible after his or her death).

If a Participant dies before the full amount of his or her Supplemental Account has been distributed, any remaining amount shall be distributed in a lump sum cash payment as soon as administratively feasible following the Participant’s date of death to the beneficiary designated by the Participant in a writing delivered to the Company prior to his or her death.  If a Participant has not designated a beneficiary or if no designated beneficiary is living on the date of distribution, such remaining amount shall be distributed to the Participant’s estate.

Section 7.1 is amended so the first sentence thereof reads as follows:

The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable; provided, however, that any Plan termination shall comply with the requirements of Code Section 409A.

Section 7.2 is amended so the second sentence thereof reads as follows:

Upon termination of the Plan, distribution of amounts in the Supplemental Account shall be made to the Participant or his or her beneficiary in a lump sum cash payment within the timeframe required under Code Section 409A.

Section 8.2 is amended so the first sentence thereof reads as follows:

Except as otherwise expressly provided herein or prohibited by Code Section 409A or the regulations or other guidance in effect thereunder, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Contribution, other than provisions governing the time and form of payment, will also apply to a Supplemental Contribution to be made hereunder.

A new Section 8.11 is added to the Plan to read as follows:

8.11 Code Section 409A.  It is intended that any benefit provided under this Plan will not be subject to the additional tax and interest under Code Section 409A (the “Section 409A Tax”).  The Plan provisions will be construed in favor of complying with any applicable requirements of Code Section 409A as necessary to prevent the imposition of a Section 409A Tax.  The Company will amend the Plan (retroactively, if necessary) to comply with Code Section 409A, including amendment to enable the Participants to prevent the imposition of, or to reduce the amount of, any Section 409A Tax.  Neither the Company nor any Participant has (a) an obligation to bring any potential Section 409A Tax to the attention of the other party or (b) any liability for any Section 409A Tax or any other reporting or withholding obligation to the other party.

In all other respects, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered on the date first set forth above.

METABANK

/s/ E. Wayne Cooley
E. Wayne Cooley
Chairman, Compensation Committee